Exhibit 5.8

CONSENT OF TROTTER HUNT

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Preliminary Economic Assessment of SW Arkansas Lithium Project” effectively dated November 20, 2021, with an amended issue date of June 16, 2023, which is included in, or incorporated by reference into, the registration statement on Form F-10 of Standard Lithium Ltd. being filed with the United States Securities and Exchange Commission.

/s/ Trotter Hunt
Trotter Hunt, Professional Engineer
Vice President
Hunt, Guillot & Associates LLC

Date: July 26, 2023